As filed with the Securities and Exchange Commission on April 20, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

K2 INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation or organization)	95-2077125 (I.R.S. employer identification number)

2051 Palomar Airport Road

Carlsbad, California 92009

(760) 494-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Monte H. Baier

Vice President and General Counsel

K2 Inc.

2051 Palomar Airport Road

Carlsbad, California 92009

(760) 494-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bradford P. Weirick

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, California 90071

(213) 229-7000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed maximum offering price per unit(4)	Proposed maximum aggregate offering price(1)	Amount of Registration Fee

Debt Securities, Common Stock, Preferred Stock, Warrants, Purchase Contracts and Units comprising one or more of these securities	$175,000,000	100%	$175,000,000	$22,172.50

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	Includes such indeterminate amount of debt securities, common stock, preferred stock, warrants, purchase contracts and units comprising one or more of these securities, and such indeterminate amounts of debt securities, common stock, preferred stock, warrants, purchase contracts or units comprising one or more of these securities, as may be issued upon conversion of, or in exchange for, or upon exercise of convertible or exchangeable debt securities, preferred stock or warrants that provide for exercise or conversion into such securities (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 under the Securities Act). The amount of common stock registered in any at-the-market offering by the Registrant or on the Registrant’s behalf shall be limited to that which is permissible under Rule 415(a)(4)(ii) under the Securities Act.
(3)	Also includes associated preferred share rights to purchase shares of the Registrant’s common stock pursuant to the Registrant’s shareholder rights plan, which rights are not currently separable from the shares of common stock and are not currently exercisable.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The aggregate public offering price of the securities being offered hereunder by the Registrant will not exceed $175,000,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, April 20, 2004

PROSPECTUS

$175,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

Purchase Contracts

Units of These Securities

By this prospectus, K2 Inc. may from time to time offer securities to the public. This prospectus provides a general description of the debt securities, common stock, preferred stock, warrants, purchase contracts and units K2 may offer from time to time. Each time K2 sells securities, K2 will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in K2’s securities. This prospectus may not be used to consummate a sale of K2’s securities unless accompanied by the applicable prospectus supplement.

The aggregate initial offering price of all securities sold under this prospectus will not exceed $175,000,000.

K2’s common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol “KTO.”

Investing in K2’s securities involves a high degree of risk. See “Risk Factors” contained in K2’s filings with the SEC and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 20, 2004.

K2 has not authorized anyone to give any information or make any representation about K2 that is different from or in addition to, that contained in this prospectus or in any of the materials that K2 has incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applied.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus and does not contain all of the information that may be important to you. You should carefully read this entire prospectus and the applicable prospectus supplement, including the financial data and related notes and the risk factors and documents incorporated by reference before making a decision to invest in K2’s securities.

About this Prospectus

This prospectus forms a part of a registration statement that K2 filed with the Securities and Exchange Commission, referred to as the SEC, using a “shelf” registration or continuous offering process. Under this shelf prospectus, K2 may from time to time sell any combination of the securities described in this prospectus, either separately or in units, in one or more offerings. Together, these offerings may total up to $175,000,000.

The types of securities that K2 may offer and sell from time to time by this prospectus are:

•	debt securities;

•	common stock;

•	preferred stock;

•	warrants entitling the holders to purchase debt securities, common stock or preferred stock;

•	purchase contracts; and

•	units of these securities.

K2 may sell these securities either separately or in units. K2 may issue debt securities convertible into shares of K2’s common stock or preferred stock. The preferred stock issued may also be convertible into shares of K2’s common stock or another series of preferred stock.

This prospectus provides you with a general description of the securities K2 may offer. Each time K2 sells securities, it will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any particular risk factors or other special considerations applicable to the securities being offered under such prospectus supplement. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about K2 and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices referenced under the heading “Where You Can Find More Information.”

The Company

K2 is a premier, branded consumer products company with a portfolio of diversified sporting goods products and other recreational products. K2’s sporting goods include several name brand lines such as K2 and Olin alpine skis, K2 and Ride snowboards, boots and bindings, Morrow, 5150 and Liquid snowboards, Tubbs and Atlas snowshoes, K2 in-line skates, K2 mountain bikes and BMX bikes, Rawlings baseball and related equipment, Worth softball and related equipment, Shakespeare fishing rods and reels, Stearns personal flotation devices, outdoor water recreational products and rainwear, Brass Eagle, JT and Viewloader paintball equipment, Mad Dog hunting accessories and K2 and Dana Design backpacks. K2’s other recreational products include

Planet Earth apparel, Adio and Hawk skateboard shoes and Hilton corporate casuals. In addition, K2’s portfolio includes industrial products consisting primarily of Shakespeare monofilament line, which is used in weed trimmers, paper mills and as fishing line, and Shakespeare fiberglass marine antennas.

K2 has embarked upon an aggressive growth strategy to leverage its existing operations and to complement and diversify its product offerings within the sporting goods and recreational product industries. K2 intends to implement internal growth by continuing to improve operating efficiencies, extending product offerings with new product launches, and maximizing its extensive distribution channels. In addition, K2 is seeking strategic acquisitions of other sporting goods companies with well-established brands and complementary distribution channels. K2 believes that the growing influence of large format sporting goods retailers and retailer buying groups as well as the consolidation of certain sporting goods retailers worldwide is leading to a consolidation of sporting goods suppliers. K2 also believes that the most successful sporting goods suppliers will be those with greater financial and other resources, including those with the ability to produce or source high-quality, low cost products and deliver these products on a timely basis, to invest in product development projects, and to access distribution channels with a broad array of products and brands. In pursuing this growth strategy, K2 acquired Rawlings Sporting Goods Company on March 26, 2003, Worth Inc. on September 16, 2003, certain assets and liabilities of Winter Quest LLC on October 17, 2003, Brass Eagle Inc. on December 11, 2003 and Fotoball USA, Inc. on January 22, 2004.

K2’s principal executive offices are located at 2051 Palomar Airport Road, Carlsbad, California 92009 (telephone number: (760) 494-1000).

Unless K2 has indicated otherwise, references in this prospectus to K2 are to K2 Inc. and its consolidated subsidiaries.

Ratio of Earnings to Fixed Charges

The following table sets forth K2’s ratio of earnings to fixed charges for the periods indicated:

Year Ended December 31,
1999	2000	2001	2002	2003
1.9x	2.5x	(1)	2.9x	2.5x

(1)	For fiscal 2001, fixed charges exceeded earnings by approximately $12.0 million.

Please see the section entitled “Ratio of Earnings to Fixed Charges” below for an explanation as to how the Ratio of Earnings to Fixed Charges is calculated.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and other materials filed or to be filed by K2 with the SEC contains or may contain “forward-looking statements” concerning non-historical facts or matters that are subject to risks and uncertainties. K2 believes such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. These statements represent expectations or beliefs of K2 concerning future events, many of which are outside K2’s control. They include, among other things, statements with respect to:

•	pro forma financial statements and projections of future financial performance;

•	future sales and earnings;

•	marketing efforts and trends regarding:

•	team sports including baseball, softball, basketball and football;

•	fishing tackle markets;

•	active water sports and outdoor products markets;

•	extreme sports including paintball;

•	extreme wheel sports including mountain bikes, in-line skates and skateboards and other extreme sports including paintball; and

•	winter sports including skis, snowboards and snowshoes;

•	foreign exchange rate fluctuations;

•	expected levels of debt reduction;

•	retail inventory levels;

•	product acceptance and demand;

•	growth efforts;

•	cost reduction efforts;

•	cost savings and economies of scale;

•	dependence on foreign manufacturing;

•	margin enhancement efforts;

•	product development efforts;

•	market positioning; and

•	future acquisitions, including the integration of these businesses and dispositions.

These forward looking statements may be preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “will,” “should,” “could,” “would” or similar expressions.

K2 cautions that these statements are further qualified by important factors, in addition to those under “Risk Factors” in this prospectus and the documents which are incorporated by reference in this prospectus, that could cause actual results to differ significantly from those in the forward-looking statements, including, among other things:

•	economic conditions, including consumer demand;

•	product demand;

•	competitive pricing and products; and

•	other risks described in K2’s filings with the SEC.

Forward-looking statements are not guarantees of performance. By their nature, they involve risks, uncertainties and assumptions. The future results and stockholder values of K2 may differ significantly from those expressed in these forward-looking statements. You are cautioned not to put undue reliance on any forward-looking statement. Any such statement speaks only as of the date of this prospectus, and in the case of documents incorporated by reference, as of the date of those documents. K2 does not undertake any obligation to update or release any revisions to any forward-looking statements, to report any new information, future event or other circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law. However, your attention is directed to any further disclosures made on related subjects in K2’s subsequent reports filed with the SEC on Forms 10-K, 10-K/A, 10-Q and 8-K.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth K2’s ratio of earnings to fixed charges for the periods indicated:

Year Ended December 31,
1999	2000	2001	2002	2003
1.9x	2.5x	(1)	2.9x	2.5x

(1)	For fiscal 2001, fixed charges exceeded earnings by approximately $12.0 million.

The ratio of earnings to fixed charges is computed by dividing earnings available for fixed charges for each period by fixed charges for that period. For purposes of these computations, “earnings” is calculated by adding K2’s income (loss) before taxes and K2’s fixed charges. “Fixed charges” is calculated by adding the interest K2 pays on its indebtedness, the amount K2 amortizes for debt financing costs and K2’s estimate of the amount of interest within its rental expense.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that K2 may offer from time to time and sets forth certain general terms and provisions of the indentures under which the debt securities are to be issued. The particular terms of the debt securities and indenture will be set forth in an accompanying prospectus supplement relating to such debt securities. K2 may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements K2 makes in this section may not apply to the debt security you purchase.

The debt securities will represent unsecured general obligations of K2, unless otherwise provided in the prospectus supplement. As indicated in the applicable prospectus supplement, the debt securities will either be (a) senior to all future subordinated indebtedness of K2 and pari passu with other current and future unsecured, unsubordinated indebtedness of K2, (b) subordinated only to senior debt, pari passu with senior subordinated debt and senior to any debt that expressly provides that it be subordinated to all other debt or (c) subordinated debt subordinate in right of payment to current and future senior debt and pari passu with other future subordinated indebtedness of K2. The debt securities will be issued under an indenture that will be filed as an exhibit to an amendment to the registration statement of which this prospectus forms a part, subject to such amendments or supplemental indentures as are adopted from time to time. The indentures will be executed by K2 and one or more trustees. The following summary of certain provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by, reference to all the provisions of the indentures, including the definitions therein of certain terms. Wherever particular sections or defined terms of the indentures are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

General

The indentures will not limit the amount of debt securities that may be issued thereunder. Reference is made to the prospectus supplement of the following terms of the debt securities offered pursuant thereto: (a) designation (including whether they are senior debt, senior subordinated debt or subordinated debt and whether such debt is convertible), aggregate principal amount, purchase price and denomination; (b) the date of maturity; (c) interest rate or rates (or method by which such rate will be determined), if any; (d) the dates on which any such interest will be payable and the method of payment (cash or common stock); (e) the place or places where the principal of and interest, if any, on the debt securities will be payable; (f) any redemption or sinking fund provisions; (g) any rights of the holders of debt securities to convert the debt securities into other securities or property of K2; (h) the terms, if any, on which such debt securities will be subordinate to other debt of K2; (i) if other than the principal amount hereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy; (j) any events of default in addition to or in lieu of those described herein and remedies therefor; (k) any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities; (l) listing (if any) on a securities exchange; (m) whether such debt securities will be certificated or in book-entry form; and (n) any other specific terms of the debt securities, including any additional events of default or covenants provided for with respect to debt securities, and any terms that may be required by or advisable under United States laws or regulations.

Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indentures.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that, at the time of issuance, is below the prevailing market rate, will be sold at a discount below its stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities or to any debt securities issued at par that is treated as having been issued at a discount for United States income tax purposes will be described in the relevant prospectus supplement.

The indentures will not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of K2, except to the limited extent described below under “—Consolidation, Merger and Sale of Assets.” K2’s Articles of Incorporation also contain other provisions which may prevent or limit a change of control. See “Description of Capital Stock.”

Modification and Waiver

Each indenture will provide that modifications and amendments of such indenture may be made by K2 and the applicable trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities issued under such indenture that are affected by the modification or amendment voting as one class; provided that no such modification or amendment may, without the consent of the holder of each such debt security affected thereby, among other things: (a) extend the final maturity of such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or extend the time or reduce the amount of any payment to any sinking fund or analogous obligation relating to such debt securities, or materially and adversely affect any right to convert such debt securities in accordance with such indenture or impair or affect the right of any holder of debt securities to institute suit for the payment thereof or, if such debt securities provide therefor, any right of repayment at the option of the holder; (b) reduce the aforesaid percentage of such debt securities of any series, the consent of the holders of which is required for any such supplemental indenture; (c) reduce the percentage of such debt securities of any series necessary to consent to waive any past default under such indenture to less than a majority; or (d) modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby, provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in the references to the trustee and concomitant changes in such section or the deletion of this proviso.

Each indenture will provide that a supplemental indenture that changes or eliminates any covenant or other provision of such indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under such indenture of the holders of debt securities of any other series.

Each indenture entered into under the registration statement of which this prospectus is a part and each supplemental indenture thereunder will provide that K2 and the applicable trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes: (a) to secure any debt securities issued thereunder or provide guarantees therefor; (b) to evidence the succession of another corporation to K2 and the assumption by any such successor of the covenants, agreements and obligations of K2 in such indenture and in the debt securities issued thereunder; (c) to add to the covenants of K2 or to add any additional events of default; (d) to cure any ambiguity, to correct or supplement any provision in such indenture that may be inconsistent with any other provision of such indenture or to make any other provisions with respect to matters or questions arising under such indenture, provided that such action shall not adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect; (e) to establish the form and terms of debt securities issued thereunder; (f) to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee; (g) to permit or facilitate the issuance of debt securities in global form or bearer form or to provide for uncertificated debt securities to be issued thereunder; (h) to change or eliminate any provision of such indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior to the execution of such supplemental indenture that are entitled to the benefit of such provision; or (i) to amend or supplement any provision contained in such indenture, which was required to be contained in the indenture in order for the indenture to be qualified under the Trust indenture Act of 1939, if the Trust indenture Act of 1939 or regulations thereunder change what is so required to be included in qualified indentures, in any manner not inconsistent with what then may be required for such qualification.

Events of Default

Unless otherwise provided in any prospectus supplement, the following will be events of default under each indenture with respect to each series of debt securities issued thereunder: (a) failure to pay principal (or premium, if any) on any series of the debt securities outstanding under such indenture when due; (b) failure to pay any interest on any series of the debt securities outstanding under such indenture when due, continued for 30 days; (c) default in the payment, if any, of any sinking fund installment when due, payable by the terms of such series of debt securities; (d) failure to perform any other covenant or warranty of K2 contained in such indenture or such debt securities continued for 90 days after written notice; (e) certain events of bankruptcy, insolvency or reorganization of K2; and (f) any other event of default provided in a supplemental indenture with respect to a particular series of debt securities. In case an event of default described in (a), (b) or (c) above shall occur and be continuing with respect to any series of such debt securities, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. In case an event of default described in (d) above shall occur and be continuing, the applicable trustee or the holders of not less than 25% in aggregate principal amount of all debt securities of each affected series then outstanding under such indenture (treated as one class) may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all debt securities of all such series to be due and payable. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the applicable trustee, to the full extent permitted by law. Any event of default with respect to particular series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series (voting as a class), except in each case a failure to pay principal of or premium, if any, or interest on such debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

Each indenture will provide that the applicable trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if the applicable trustee considers it in the interest of holders to do so.

K2 will be required to furnish to each trustee annually a statement as to its compliance with all conditions and covenants in the applicable indenture.

Each indenture will contain a provision entitling the applicable trustee to be indemnified by the holders before proceeding to exercise any trust or power under such indenture at the request of such holders. Each indenture will provide that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the applicable trustee or of exercising any trust or power conferred upon the applicable trustee with respect to the debt securities of such series; provided, however, that the applicable trustee may decline to follow any such direction if, among other reasons, the applicable trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the applicable trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to the applicable indenture will be subject to certain conditions precedent including, without limitation, that the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding under such indenture make a written request upon the applicable trustee to exercise its powers under such indenture, indemnify the applicable trustee and afford the applicable trustee reasonable opportunity to act, but the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

Each indenture will provide that K2 may not consolidate with, merge into or sell, convey or lease all or substantially all of its assets to any person unless K2 is the surviving corporation or the successor person is a corporation organized under the laws of any domestic jurisdiction and assumes K2’s obligations on the debt securities issued thereunder, and under such indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

Existence. Except as permitted under “—Consolidation, Merger or Sale of Assets,” the indentures will require K2 to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (by Articles of Incorporation, Bylaws and statute) and franchises; provided, however, that K2 will not be required to preserve any right or franchise if its board of directors determines that the preservation thereof is no longer desirable in the conduct of its business.

Maintenance of Properties. The indentures will require K2 to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of K2 may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that K2 and its subsidiaries will not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

Payment of Taxes and Other Claims. The indentures will require K2 to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of K2 or any subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of K2 or any subsidiary; provided, however, that K2 shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Provision of Financial Information. Whether or not K2 is subject to Section 13 or 15(d) of the Exchange Act, the indentures will require K2, within 15 days of each of the respective dates by which K2 would have been required to file annual reports, quarterly reports and other documents with the SEC if K2 were so subject, (1) to transmit by mail to all holders of debt securities or to a trustee or other agent, as their names and addresses appear in the applicable register for such debt securities, without cost to the holders, copies of the annual reports, quarterly reports and other documents that K2 would have been required to file with the SEC pursuant to Section

13 or 15(d) of the Exchange Act if K2 were subject to such sections, (2) to file with the applicable trustee copies of the annual reports, quarterly reports and other documents that K2 would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if K2 were subject to such sections and (3) to supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of the documents to any prospective holder.

Additional Covenants. Any additional covenants of K2 with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders, K2 or both, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Discharge, Defeasance and Covenant Defeasance

Each indenture will provide with respect to each series of debt securities issued thereunder that K2 may terminate its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if: (a) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the applicable trustee for cancellation and K2 has paid all sums payable by it under the indenture; or (b) (i) the debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the applicable trustee for giving the notice of redemption, (ii) K2 irrevocably deposits in trust with the applicable trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee), without consideration of any reinvestment, to pay principal of and interest on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under such indenture, and (iii) K2 delivers to the applicable trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with. With respect to the foregoing clause (a), only K2’s obligations to compensate and indemnify the applicable trustee under the indenture shall survive. With respect to the foregoing clause (b) only K2’s obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement or to be canceled, to compensate and indemnify the applicable trustee and to appoint a successor trustee, and its right to recover excess money held by the applicable trustee shall survive until such debt securities are no longer outstanding. Thereafter, only K2’s obligations to compensate and indemnify the applicable trustee and its right to recover excess money held by the applicable trustee shall survive.

Each indenture will provide that K2 (1) will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series, and (2) may omit to comply with any term, provision, covenant or condition of such indenture, and such omission shall be deemed not to be an event of default under clause (d) of the first paragraph of “—Events of Default” with respect to the outstanding debt securities of such series; provided that the following conditions shall have been satisfied: (i) K2 has irrevocably deposited in trust with the applicable trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the applicable trustee, to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the applicable trustee), as the case may be; (ii) such deposit will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which K2 is a party or by which it is bound; (iii) no default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit; (iv) K2 shall have delivered to such trustee an opinion of counsel that (A) only in the case of legal defeasance, the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of K2’s exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and (B) the holders of the debt securities of such series have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code; and (v) K2 has delivered to the applicable trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with. In the case of legal defeasance under clause (1) above, the opinion of counsel referred to in clause (iv)(A) above may be replaced by a ruling directed to the applicable trustee received from the Internal Revenue Service to the same effect. Subsequent to a legal defeasance under clause (1) above, K2’s obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement or to be canceled, to compensate and indemnify the applicable trustee and to appoint a successor trustee, and its right to recover excess money held by the applicable trustee shall survive until such debt securities are no longer outstanding. After such debt securities are no longer outstanding, in the case of legal defeasance under clause (1) above, only K2’s obligations to compensate and indemnify the applicable trustee and its right to recover excess money held by the applicable trustee shall survive.

Applicable Law

The indentures will provide that the debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York, United States of America.

DESCRIPTION OF CAPITAL STOCK

General

Under K2’s restated certificate of incorporation, K2’s authorized capital stock consists of:

•	60,000,000 shares of common stock, par value $1.00 per share; and

•	12,500,000 shares of preferred stock, par value $1.00 per share.

As of April 14, 2004, there were approximately 35,683,166 shares of common stock and no shares of preferred stock outstanding.

The following descriptions are summaries of the material terms of K2’s capital stock. You should refer to the applicable provisions of the Delaware General Corporation Law, K2’s restated certificate of incorporation, K2’s bylaws and the applicable prospectus supplement for additional information about K2’s capital stock. See “Where You Can Find More Information.”

Common Stock

K2’s common stock is currently listed on the New York Stock Exchange and the Pacific Stock Exchange (symbol: KTO). For the complete terms of K2’s common stock and related preferred stock purchase rights, please refer to the descriptions contained in K2’s Registration Statement on Form S-4/A, filed on February 25, 2003, K2’s Registration Statement on Form 8-A, filed on August 21, 1989, as amended, and K2’s Registration Statement on Form 8-A, filed on August 9, 1999, as amended, respectively, and incorporated herein by reference.

Preferred Stock

The following description of preferred stock and the description of the terms of a particular series of preferred stock that will be described in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designations relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designations relating to that series. You should read the applicable certificate of designations for a complete description of a series of preferred stock. As you read this section, please remember that the specific terms of a particular series of preferred stock as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements K2 makes in this section may not apply to the preferred stock you purchase.

The K2 board may issue authorized shares of K2 preferred stock in one or more series and may, subject to the Delaware General Corporate Law:

•	fix its rights, preferences, privileges and restrictions;

•	fix the number of shares and designations of any series; and

•	increase or decrease the number of shares of any series if not adjusting to a level below the number of then outstanding shares.

K2’s certificate of designations, dated August 10, 1989, as amended on August 9, 1999 designates 200,000 shares of preferred stock as Series A Preferred Stock in connection with K2’s rights plan. The powers, preferences or special rights of this series may not be materially and adversely changed without the approval of at least two-thirds of the outstanding shares of K2’s Series A Preferred Stock voting separately as a class.

Although K2 presently does not intend to do so, its board may issue K2 preferred stock with voting, liquidation, dividend, conversion and such other rights which could negatively affect the voting power or other rights of the K2 common stockholders without the approval of the K2 common stockholders. Any issuance of K2 preferred stock may delay or prevent a change in control of K2

Transfer Agent and Registrar

The transfer agent and registrar for K2’s common stock is Computershare Trust Company, Inc. K2 will designate the transfer agent for each series of preferred stock in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

K2 may issue warrants for the purchase of its debt securities, common stock, preferred stock or units of two or more of these types of securities. Warrants may be issued independently or together with any other securities K2 may offer by this prospectus and may be attached to or separate from any offered securities. Each series of warrants will be issued under a warrant agreement or a warrant indenture, as specified in the applicable prospectus supplement that K2 will deliver to you with regard to each issue or series of warrants. A copy of the warrant agreement or warrant indenture, as applicable, and warrant certificate will be filed with the SEC in connection with the offering of warrants. The following description sets forth certain general terms and provisions of the warrants to be offered and is not intended to be complete. You should read any applicable warrant agreement, warrant indenture and warrant certificate because those documents, and not this description, define your rights as a holder of warrants. As you read this section, please remember that the specific terms of a warrant as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements K2 makes in this section may not apply to the warrant you purchase.

Warrants to Purchase Debt Securities

K2 may issue warrants for the purchase of its debt securities on terms to be determined at the time of sale. K2 refers to this type of warrant as a debt warrant.

Warrants to Purchase Common Stock and Preferred Stock

K2 may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of its common stock or preferred stock. K2 refers to this type of warrant as an equity warrant.

General Terms of Warrants

The prospectus supplement relating to a particular offering of warrants will describe the terms of those warrants, including, where applicable, the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	the currency or currency units in which the offering price, if any, is payable;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Additional Terms of Warrants

If you purchase debt warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants; and

•	the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants.

If you purchase equity warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

•	whether the equity warrants are put warrants or call warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

•	the money or warrant property, and the amount or method of determining the amount of money or warrant property, payable or deliverable upon exercise of each equity warrant;

•	the price at which and the currency with which the warrant property may be purchased or sold by or on behalf of the holder of each equity warrant upon the exercise of that warrant, and the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any equity warrants or other securities or both and the method of exercising the equity warrants; and

•	whether the exercise of the equity warrants is to be settled in cash or by delivery of the warrant property or both and whether settlement will occur on a net basis or a gross basis.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase the principal amount of debt securities or shares of common stock or preferred stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, K2 will, as soon as practicable, forward the debt securities or shares of common stock or preferred stock to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any debt warrants or equity warrants, holders of the warrants will not have any of the rights of holders of the debt securities, common stock or preferred stock purchasable upon exercise, including:

•	in the case of debt warrants, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of equity warrants, the right to vote or to receive any payments of dividends on the common stock or preferred stock purchasable upon exercise.

DESCRIPTION OF PURCHASE CONTRACTS

K2 may issue purchase contracts for the purchase and sale of, or whose cash value is determined by reference or linked to the performance, level or value of, securities of one or more issuers, including K2’s common stock or preferred stock or other debt or equity securities described in this prospectus or debt or equity securities of third parties.

K2 refers to each property described above as a purchase contract property. Each purchase contract will obligate:

•	the holder to purchase or sell, and obligate K2 to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

•	the holder or K2 to settle the purchase contract by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both K2 and the holder may be sellers or buyers under the same purchase contract. No holder of a purchase contract will have the rights of a holder of the underlying purchase contract property, including any right to receive payments on that property, until the purchase contract is exercised.

The prospectus supplement will contain, where applicable, the following information about the purchase contract:

•	whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties and the nature and amount of each of those properties, or the method of determining those amounts;

•	whether the purchase contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the purchase contract properties;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

•	whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit; and

•	whether the purchase contract will be issued in fully registered or bearer form and in global or non-global form.

The applicable prospectus supplement will describe the terms of the purchase contracts. A copy of the purchase agreement will be filed with the SEC in connection with the offering of purchase contracts. The description in the prospectus supplement will not necessarily be complete, and you should read the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts.

The purchase contracts may require K2 to make periodic payments to the holders of the purchase contracts or vice versa, and these payments may be unsecured or refunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, units will consist of one or more debt securities, common stock, preferred stock, warrants, purchase contracts or any combination thereof. You should refer to the applicable prospectus supplement for:

•	all terms of the debt securities, common stock, preferred stock, warrants, purchase contracts or any combination thereof comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

K2 may offer and sell the securities described in this prospectus:

•	through agents;

•	through one or more underwriters;

•	through one or more broker-dealers (acting as agent or principal);

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise);

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act;

•	through a combination of any of these methods of sale; or

•	at a fixed exchange ratio in return for other of K2’s securities.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase the securities may be solicited by agents designated by K2 from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by K2 to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If K2 offers and sells securities through an underwriter or underwriters, K2 will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

If K2 offers and sells securities through a dealer or dealers, K2 or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

K2 may solicit offers to purchase the securities directly and K2 may sell the securities directly to institutional or other investors. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement. K2 may enter into agreements with agents, underwriters and dealers under which K2 may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for K2 in the ordinary course of business.

K2 may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

K2 may authorize its agents or underwriters to solicit offers to purchase securities at the public offering price under delayed delivery contracts. The terms of these delayed delivery contracts, including when payment for and delivery of the securities sold will be made under the contracts and any conditions to each party’s performance set forth in the contracts, will be described in the applicable prospectus supplement. The compensation received by underwriters or agents soliciting purchases of securities under delayed delivery contracts will also be described in the applicable prospectus supplement.

Unless indicated in the applicable prospectus supplement, all debt securities, preferred stock, warrants, purchase contracts and units will be new issues of securities with no established trading market. Unless indicated in the applicable prospectus supplement, K2 does not expect to list the securities on a securities exchange, except for the common stock, which is listed on the New York Stock Exchange and the Pacific Stock Exchange. Underwriters involved in the public offering and sale of these securities may make a market in the securities. They are not obligated to make a market, however, and may discontinue market making activity at any time. K2 cannot give any assurance as to the liquidity of the trading market for any of these securities.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds K2 expects to receive from the sale of the securities will be used to reduce outstanding debt, finance acquisitions or for general corporate purposes, which may include the repayment of existing debt and the financing of capital expenditures.

LEGAL MATTERS

The legality of the securities offered hereby will be passed upon for K2 by Gibson, Dunn & Crutcher LLP, Los Angeles, California. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters of an offering of the securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of K2 Inc. appearing in K2 Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION;

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows K2 to “incorporate by reference” information into this prospectus, which means that K2 can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information that is superseded by information that is included directly in this document. However, as allowed by SEC rules, this prospectus does not contain all the information you can find in the K2 registration statement or the exhibits to the registration statement. This prospectus incorporates by reference the documents set forth below that K2 previously filed with the SEC, excluding information deemed furnished (but not filed) pursuant to Item 9 or Item 12 of Form 8-K. These documents contain important information about K2 and its business, results of operation and financial condition.

K2 SEC Filings (File No. 001-04290)	Period
Annual Report on Form 10-K	Year ended December 31, 2003
Annual Report on Form 10-K/A	Year ended December 31, 2003
Current Reports on Form 8-K	Filed on January 5, 2004, January 12, 2004, January 21, 2004 and January 23, 2004
Current Report on Form 8-K/A	Filed on January 5, 2004
Registration Statements on Form 8-A	Filed on August 21, 1989 and August 9, 1999
Registration Statement on Form 8-A/A	Filed on January 23, 1998
Registration Statements on Form S-4/A	Filed on February 25, 2003*

*	Only the description of K2 common stock included therein is being incorporated herein by reference.

All additional documents that K2 may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, shall also be deemed to be incorporated herein by reference.

References herein to “this prospectus” are intended to include the documents incorporated by reference, which are an integral part of this prospectus. You should obtain and review carefully copies of the documents incorporated by reference. Any statement contained in the documents incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes the statement. Information that K2 later file with the Commission before the termination of the applicable offering will automatically modify and supersede the information previously incorporated by reference and the information in this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, K2 will provide any person, including beneficial owners, to whom a copy of this prospectus is delivered, a copy of any documents incorporated by reference in this prospectus but not delivered along with this prospectus free of charge, excluding all exhibits, unless K2 specifically incorporated by reference an exhibit in this prospectus. Any such requests should be addressed to:

K2 Inc.

Attention: Investor Relations

2051 Palomar Airport Road Carlsbad, California 92009

Telephone: (760) 494-1000

Facsimile: (760) 494-1099

K2 files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or information that the companies file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. K2’s SEC filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at “www.sec.gov.”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by the Registrant in connection with the offering of the securities being registered, other than discounts and commissions. All dollar amounts in the following table are estimates except the amount of the Securities and Exchange Commission registration fee.

SEC registration fee	$22,172.50
Printing expenses	$20,000
Legal fees and expenses	$75,000
Accounting fees and expenses	$35,000
Blue sky fees and expenses	$5,000
Transfer Agent fees and expenses	$5,000
Trustee’s and Depositary’s fees and expenses	$10,000
Miscellaneous	$5,000

Total	$177,172.50

Item 15. Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law, as amended, allows a corporation to include a provision in its certificate of incorporation limiting or eliminating the personal liability of directors of the corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director (a) breached his/her duty of loyalty to the corporation or its stockholders, (b) acted not in good faith or in knowing violation of a law, (c) authorized the payment of a dividend or approved a stock repurchase in violation of Delaware General Corporation Law or (d) obtained an improper personal benefit from a transaction.

Section 145 of the Delaware General Corporate Law permits a corporation to indemnify a person who was or is a party or is threatened to be made a party to any threatened, pending or completed third party proceeding, other than an action by or in the right of the Registrant, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify any of its directors or officers against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that the corporation shall not indemnify such person if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The rights granted under this section of the Delaware General Corporate Law are not exclusive of any other rights to which such person is entitled. The corporation may purchase and maintain insurance on behalf of such persons against any liability asserted against or incurred by such persons in any capacity as or arising out of such persons’ status as a director, officer, employee or agent of the corporation.

Section 174 of the Delaware General Corporation Law provides, among other things, that all directors who willfully or negligently approve an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for the full amount paid out in connection with these actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts. Any director against whom a claim is successfully asserted may recover contribution from any other directors who voted or concurred in the unlawful action.

Article 17 of the Registrant’s Restated Certificate of Incorporation, as amended, includes a provision eliminating the personal liability of its officers and directors for monetary damages for breach of fiduciary duty as a director to the fullest extent authorized by, and subject to the limitations expressed in Delaware law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, Article 18 of the Restated Certificate provides that: (a) the Registrant is required to indemnify its directors, officers and persons serving at the request of the Registrant as a director, officer, employee or agent of another corporation or business entity, to the fullest extent permitted by Delaware law; (b) the Registrant may indemnify employees and agents of the Registrant with the same scope and effect as the indemnification provided to officers and directors; (c) the Registrant will advance amounts as required by law after the director or officer delivers to the Registrant an undertaking to repay all amounts advanced if it is determined that the director or officer is not entitled to indemnification; (d) the director or officer may bring suit against the Registrant to recover an amount if the director or officer was successful in whole or in part and the Registrant has not paid the director or officer within thirty days of receipt of the director or officer’s claim for payment; (e) the rights conferred in the Restated Certificate are not exclusive of any other right which the director or officer may have, or thereafter acquire under any statute, provision of the Restated Certificate, bylaw, agreement or otherwise; and (f) the Registrant may maintain director and officer liability insurance at its own expense.

In addition, the Registrant has entered into an agreement with its officers and directors providing for indemnification from certain liabilities and advancement of expenses to the fullest extent permitted by Delaware law in connection with these officers and directors providing services to the Registrant as officer or director, as the case may be.

Item 16. Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, when applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California on April 20, 2004.

K2 INC.

By:	/s/ RICHARD J. HECKMANN

Richard J. Heckmann Chief Executive Officer, Director and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Richard J. Heckmann and John J. Rangel, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement K2 Inc. may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD J. HECKMANN Richard J. Heckmann	Chief Executive Officer, Director and Chairman of the Board (Principal Executive Officer)	April 20, 2004

/s/ JOHN J. RANGEL John J. Rangel	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 20, 2004

/s/ WILFORD D. GODBOLD, JR. Wilford D. Godbold, Jr.	Director	April 20, 2004

/s/ JERRY E. GOLDRESS Jerry E. Goldress	Director	April 20, 2004

Signature	Title	Date

/s/ ROBIN E. HERNREICH Robin E. Hernreich	Director	April 20, 2004

/s/ LOU L. HOLTZ Lou L. Holtz	Director	April 20, 2004

/s/ STEWART M. KASEN Stewart M. Kasen	Director	April 20, 2004

/s/ ALFRED E. OSBORNE, JR. Alfred E. Osborne, Jr.	Director	April 20, 2004

/s/ DAN QUAYLE Dan Quayle	Director	April 20, 2004

/s/ EDWARD F. RYAN Edward F. Ryan	Director	April 20, 2004

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1	Restated Certificate of Incorporation dated May 4, 1989, filed as Exhibit (3)(a) to the Annual Report on Form 10-K of K2 Inc. for the year ended December 31, 1989, and incorporated herein by reference.

4.2	Certificate of Amendment of Restated Certificate of Incorporation, filed as Exhibit 3(a)(ii) to the Annual Report on Form 10-K of K2 Inc. for the year ended December 31, 1995, and incorporated herein by reference.

4.3	Certificate of Amendment of Restated Certificate of Incorporation, filed as Exhibit (3)(i) to the Quarterly Report on Form 10-Q of K2 Inc. for the quarter ended June 30, 1996, and incorporated herein by reference.

4.4	Certificate of Amendment of Restated Certificate of Incorporation, filed on April 1, 2003 as Exhibit 3.1 to the Current Report on Form 8-K of K2 Inc., and incorporated herein by reference.

4.5	By-Laws of K2 Inc., as amended, filed as Exhibit 3 to the Quarterly Report on Form 10-Q of K2 Inc. for the quarter ended June 30, 1999, and incorporated herein by reference.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges, filed as Exhibit 12 to the Annual Report on Form 10-K/A of K2 Inc. for the year ended December 31, 2003, and incorporated herein by reference.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Ernst & Young LLP.

24.1	Powers of Attorney (included on signature page of this registration statement).